Exhibit 99.1

DRAFT   6/21/05 -  1:00 pm

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, JULY 27, 2005

LP Reports Second Quarter Profits

Nashville, TN. (July 27, 2005) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today second quarter net income of $100 million, or $0.90 per diluted share, on sales from continuing operations of $692 million.  In the second quarter of 2004, LP’s net income was $192 million, or $1.77 per diluted share, on sales from continuing operations of $790 million. For the first six months of 2005, LP reported net income of $202 million, or $1.82 per diluted share, on sales from continuing operations of $1.4 billion compared to net income of $299 million, or $2.73 per diluted share, on sales from continuing operations of $1.5 billion for the first six months of 2004.

For the second quarter of 2005, income from continuing operations was $104 million, or $0.94 per diluted share. In the second quarter of 2004, LP’s income from continuing operations was $188 million, or $1.71 per diluted share.  For the first six months 2005, income from continuing operations was $210 million, or $1.89 per diluted share. For the first six months of 2004, income from continuing operations was $298 million, or $2.72 per diluted share. Results for the first six months of 2004 included charges primarily for the early extinguishment of debt, impairments of long-lived assets, litigation and other net operating charges totaling $63 million ($39 million after tax, or $0.36 per diluted share).

“Though OSB prices continued a downward trend in the quarter, our other businesses showed improved performance from last quarter, with the result that LP again earned over $100 million in quarterly net income,” said Rick Frost, CEO.  “Compared to the same quarter last year, when the industry realized record OSB pricing, OSB prices declined 27%,  leading to an almost $150 million year-over-year decline in both quarterly OSB sales and operating profits. Our non-OSB businesses grew sales by over $35 million compared to same quarter last year. ”

Frost continued, “Engineered Wood Products experienced strong profitability compared to the previous quarter, due to both increased sales and volumes.  Siding rebounded from a slow first quarter, and our decking business performed strongly.  We are making steady progress toward our goal of growing the sales and profitability of our non-OSB businesses, while still enjoying a favorable OSB market.”

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its second quarter 2005 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$692.0	$790.2	$1,353.4	$1,464.0

Income before taxes and equity in earnings of unconsolidated affiliates	$159.5	$292.7	$324.5	$464.3

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt	$104.8	$190.4	$209.9	$336.5

Income from continuing operations	$104.4	$188.1	$209.8	$297.6

Net income	$100.3	$192.4	$202.0	$298.9

Net income per share - basic	$0.90	$1.77	$1.83	$2.77
- diluted	$0.90	$1.75	$1.82	$2.73
Average shares outstanding (in millions)
Basic	110.9	109.0	110.5	107.9
Diluted	111.5	110.2	111.3	109.3

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

Income from continuing operations	$104.4	$188.1	$209.8	$297.6

(Gain) loss on sale or impairment of long-lived assets	(0.7)	0.2	(0.9)	13.0
Other operating credits and charges, net	1.4	2.4	1.1	9.1
Loss on early extinguishment of debt	—	1.2	—	41.3
	0.7	3.8	0.2	63.4
Provision for income taxes	0.3	1.5	0.1	24.5
	0.4	2.3	0.1	38.9

	$104.8	$190.4	$209.9	$336.5

Per share - basic	$0.95	$1.75	$1.90	$3.12
diluted	$0.94	$1.73	$1.89	$3.08

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net Sales	$692.0	$790.2	$1,353.4	$1,464.0
OPERATING COSTS AND EXPENSES
Cost of sales	463.5	416.8	889.1	775.3
Depreciation, amortization and depletion	32.4	31.4	65.3	64.2
Selling and administrative	36.1	40.4	73.7	81.8
(Gain) loss on sale or impairment of long lived assets	(0.7)	0.2	(0.9)	13.0
Other operating credits and charges, net	1.4	2.4	1.1	9.1
Total operating costs and expenses	532.7	491.2	1,028.3	943.4

Income from operations	159.3	299.0	325.1	520.6

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	(1.4)	1.3	(2.0)	1.1
Loss on early extinguishment of debt	—	(1.2)	—	(41.3)
Interest expense, net of capitalized interest	(15.3)	(15.4)	(31.0)	(35.4)
Investment income	16.9	9.0	32.4	19.3
Total non-operating income (expense)	0.2	(6.3)	(0.6)	(56.3)

Income before taxes and equity in earnings of unconsolidated affliates	159.5	292.7	324.5	464.3
Provision for income taxes	55.2	105.4	115.5	168.0
Equity in income of unconsolidated affliates	(0.1)	(0.8)	(0.8)	(1.3)

Income from continuing operations	104.4	188.1	209.8	297.6

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(6.6)	7.0	(12.6)	2.1
Income tax provision (benefit)	(2.5)	2.7	(4.8)	0.8
Income (loss) from discontinued operations	(4.1)	4.3	(7.8)	1.3

Net income	$100.3	$192.4	$202.0	$298.9

Net income per share of common stock (basic):
Income from continuing operations	$0.94	$1.73	$1.90	$2.76
Income (loss) from discontinued operations	(0.04)	0.04	(0.07)	0.01
Net Income - per share basic	$0.90	$1.77	$1.83	$2.77

Net income per share of common stock (diluted):
Income from continuing operations	$0.94	$1.71	$1.89	$2.72
Income (loss) from discontinued operations	(0.04)	0.04	(0.07)	0.01
Net Income - per share diluted	$0.90	$1.75	$1.82	$2.73

Average shares of stock outstanding - basic	110.9	109.0	110.5	107.9
Average shares of stock outstanding - diluted	111.5	110.2	111.3	109.3

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$656.5	$544.7
Short-term investments	635.4	608.2
Receivables, net	189.3	185.5
Inventories	218.5	203.5
Prepaid expenses and other current assets	17.3	15.9
Deferred income taxes	1.0	26.7
Current portion of notes receivable from asset sales	70.8	—
Current assets of discontinued operations	17.6	19.6
Total current assets	1,806.4	1,604.1

Timber and timberlands	95.6	97.7

Property, plant and equipment	1,762.8	1,758.6
Accumulated depreciation	(1,018.7)	(1,008.3)
Net property, plant and equipment	744.1	750.3
Goodwill	273.5	273.5
Notes receivable from asset sales	333.1	403.8
Long-term investments	35.3	30.2
Restricted cash	66.4	65.5
Investments in and advances to affliates	176.8	132.7
Other assets	49.2	37.6
Long-term assets of discontinued operations	27.1	55.2
Total assets	$3,607.5	$3,450.6

LIABILITIES AND EQUITY
Current portion of long-term debt	$193.0	$178.0
Current portion of limited recourse notes payable	69.7	—
Accounts payable and accrued liabilities	218.3	250.0
Current portion of contingency reserves	12.0	12.0
Total current liabilities	493.0	440.0

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	396.5
Other long-term debt	209.7	226.0
Total long-term debt, excluding current portion	536.5	622.5

Contingency reserves, excluding current portion	37.4	42.1
Other long-term liabilities	54.5	60.7
Deferred income taxes	528.6	517.5

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	438.7	440.0
Retained earnings	1,583.3	1,406.2
Treasury stock	(113.3)	(127.4)
Accumulated comprehensive loss	(68.1)	(67.9)
Total stockholders’ equity	1,957.5	1,767.8
Total liabilities and equity	$3,607.5	$3,450.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Six Months Ended June 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$202.0	$298.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	66.4	67.0
Loss on sale or impairment of long-lived assets	2.0	20.6
Tax effect of exercise of stock options	3.5	—
Loss on early debt extinguishment	—	41.3
Exchange (gain) loss on remeasurement	6.3	(2.4)
Other operating charges and credits, net	0.5	2.7
Cash settlement of contingencies	(4.7)	(29.4)
Other adjustments, net	7.6	11.3
Pension payments	(12.0)	(33.0)
(Increase) decrease in receivables	5.6	(27.8)
Increase in inventories	(9.6)	(1.5)
Increase in prepaid expenses	(0.1)	(3.7)
Decrease in accounts payable and accrued liabilities	(50.9)	(20.7)
Increase in deferred income taxes	34.7	66.3
Net cash provided by operating activities	251.3	389.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(67.0)	(55.4)
Proceeds from asset sales	30.1	12.1
Investment in joint ventures	(52.1)	(6.7)
Proceeds of sales of investments	1,680.3	284.8
Cash paid for purchase of investments	(1,711.7)	(788.6)
Other investing activities, net	—	(0.5)
Net cash used in investing activities	(120.4)	(554.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(246.4)
Sale of common stock under equity plans	8.7	29.6
Payment of cash dividends	(24.9)	(13.4)
Decrease in restricted cash under LOCs	(0.8)	29.3
Net cash used in financing activities	(17.0)	(200.9)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(2.1)	—

Net increase (decrease) in cash and cash equivalents	111.8	(365.6)
Cash and cash equivalents at beginning of period	544.7	925.9

Cash and cash equivalents at end of period	$656.5	$560.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net sales:
OSB	$403.9	$535.9	$820.1	$992.5
Siding	125.2	113.8	220.6	211.2
Engineered Wood Products	120.5	103.6	229.8	183.0
Other	45.6	37.6	88.4	81.8
Less: Intersegment sales	(3.2)	(0.7)	(5.5)	(4.5)
	$692.0	$790.2	$1,353.4	$1,464.0

Operating profit (loss):
OSB	$146.6	$309.1	$317.9	$562.7
Siding	16.4	16.4	23.4	27.7
Engineered Wood Products	12.1	0.7	17.7	(0.2)
Other	5.2	3.1	10.7	6.6
Other operating credits and charges, net	(1.4)	(2.4)	(1.1)	(9.1)
Gain (loss) on sales of and impairment of on long lived assets	0.7	(0.2)	0.9	(13.0)
General corporate and other expenses, net	(20.2)	(26.9)	(43.6)	(52.8)
Early extinguishment of debt	—	(1.2)	—	(41.3)
Foreign currency gains (losses)	(1.4)	1.3	(2.0)	1.1
Investment income (interest expense), net	1.6	(6.4)	1.4	(16.1)
Income from operations before taxes	159.6	293.5	325.3	465.6
Provision for income taxes	55.2	105.4	115.5	168.0
Income from continuing operations before cumulative effect	$104.4	$188.1	$209.8	$297.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of “Other operating charges and credits, net” in the Consolidated Statements of Income for the quarter and six months ended June 30 and are reflected in the table below and are described in the paragraphs following the table:

	2005		2004
Quarter Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Charges associated with the corporate relocation	$(1.5)	$(0.9)	$(2.4)	$(1.5)
Other	0.1	0.1	—	—
	$(1.4)	$(0.8)	$(2.4)	$(1.5)

	2005		2004
Six Months Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$—	$—	$1.7	$1.0
Charges associated with the corporate relocation	(2.1)	(1.3)	(4.4)	(2.7)
Loss related to assets and liabilities transferred under contractual arrangement	1.0	0.6	—	—
Increase in litigation reserves	—	—	(6.0)	(3.7)
Other	—	—	(0.4)	(0.2)
	$(1.1)	$(0.7)	$(9.1)	$(5.6)

In the first quarter of 2004, LP recorded a gain of $1.7 million ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.3 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter and six months ended June 30 are reflected in the table below and are described in the paragraphs following the tables:

	2005		2004
Quarter Ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(0.5)	$(0.3)	$(0.2)	$(0.1)
Impairment charges on fixed assets	1.2	0.7	—	—
	$0.7	$0.4	$(0.2)	$(0.1)

	2005		2004
Six months ended June 30,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(0.3)	$(0.2)	$(0.1)	$(0.1)
Impairment charges on fixed assets	1.2	0.7	(12.9)	(7.9)
	$0.9	$0.6	$(13.0)	$(8.0)

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia and $3.2 million ($2.0 million after taxes, or $0.02 per diluted share) for impairment of timber rights associated with a cedar mill in British Columbia, Canada to reduce the book value to the estimated realizable sales value.

In the second quarter of 2005, LP reversed $1.2 million on the impairment recorded in the first quarter of 2004 due to management’s decision to continue to retain and operate certain timber tenure rights previously classified as discontinued operations.

4.               Income Taxes

	Quarter Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Continuing operations	$159.6	$293.5	$325.3	$465.6
Discontinued operations	(6.6)	7.0	(12.6)	2.1
	153.0	300.5	312.7	467.7
Total tax provision	52.7	108.1	110.7	168.8
Net income	$100.3	$192.4	$202.0	$298.9

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. At year end, the income tax accrual is adjusted to actual with the difference between the previously accrued year to date balance and actual being charged to the current quarter.  The primary difference between the blended rate (39%) on continuing operations and the calculated rate relates to a permanent difference associated with certain inter-company debt which is denominated in Canadian dollars. The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended June 30,
	2005		2004
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$55.2	35%	$105.4	36%
Discontinued operations	(2.5)	38%	2.7	39%
	$52.7	34%	$108.1	36%

	Six Months Ended June 30,
	2005		2004
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$115.5	36%	$168.0	36%
Discontinued operations	(4.8)	38%	0.8	38%
	$110.7	35%	$168.8	36%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Month Ended June 30,
	2005	2004	2005	2004

Oriented strand board, million square feet 3/8” basis	1,402	1,397	2,773	2,761

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	23	3	26	8

Wood-based siding, million square feet 3/8” basis	264	254	514	514

Engineered I-Joist, million lineal feet	23	23	49	45

Laminated veneer lumber (LVL), thousand cubic feet	3,182	3,054	6,375	5,890

Composite Decking, thousand lineal feet	14	10	26	16

Vinyl Siding, squares	775	804	1,510	1,591